Exhibit N(1)

MML SERIES INVESTMENT FUND

AMENDED AND RESTATED RULE 18f-3 PLAN

Adopted June 17, 2020

MML Series Investment Fund (the “Trust”), a Massachusetts business trust registered as a management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), issues shares of a number of constituent series (as set forth on Schedule A hereto), whether now existing or hereafter coming into being (each, a “Fund”, and collectively, the “Funds”), and may from time to time issue shares of any Fund one or more of the following classes of shares: Initial Class, Class I, Class II, Class III, Service Class, and Service Class I. This Plan, adopted by the Trust pursuant to Rule 18f-3 under the 1940 Act, sets forth the distribution and service arrangements, expenses, conversion features, and exchange features of each class. This Plan is subject to change by action of the Board of Trustees (the “Trustees”) of the Trust.

CLASS DESIGNATIONS

Each class of shares of a Fund will represent interests in the same portfolio of investments of that Fund and, except as described herein, shall have the same rights and obligations as each other class. Each class shall be subject to any investment minimums and conditions of eligibility as may be set forth in the Trust’s prospectuses and/or statements of additional information as from time to time in effect (collectively, the “Prospectuses”) with respect to that class.

CLASS CHARACTERISTICS

Initial Class shares are offered at a public offering price that is equal to their net asset value (“NAV”), without an initial sales charge or contingent deferred sales charge (“CDSC”).

Class I shares are offered at their NAV, without an initial sales charge or a CDSC, but may be subject to a monthly fee to compensate a Fund’s administrator for administrative and shareholder services at an annual rate not to exceed 0.30 percent of such Fund’s average daily net assets attributable to each class.

Class II shares are offered at their NAV, without an initial sales charge or a CDSC, but may be subject to a monthly fee to compensate a Fund’s administrator for administrative and shareholder services at an annual rate not to exceed 0.25 percent of such Fund’s average daily net assets attributable to each class.

Class III shares are offered at their NAV, without an initial sales charge or a CDSC, but may be subject to a monthly fee to compensate a Fund’s administrator for administrative and shareholder services at an annual rate not to exceed 0.10 percent of such Fund’s average daily net assets attributable to each class.

Service Class Shares are offered at their NAV, without an initial sales charge or a CDSC, but may be subject to a fee imposed in accordance with Rule 12b-1 under the 1940 Act (“Rule 12b-1 fees”), at an annual rate not to exceed 0.35 percent of such Fund’s average daily net assets attributable to the class.

Service Class I Shares are offered at their NAV, without an initial sales charge or a CDSC, but may be subject to a monthly fee to compensate a Fund’s administrator for administrative and shareholder services at an annual rate not to exceed 0.30 percent of such Funds’ average daily net assets attributable to such class, and to a 12b-1 fee, at an annual rate not to exceed 0.35 percent of such Funds’ average daily net assets attributable to the class.

A Fund that issues Initial Class and/or Service Class Shares will not issue Class I, Class II, Class III or Service Class I Shares. A Fund that issues Class I, Class II, Class III or Service Class I Shares will not issue Initial Class or Service Class Shares.

ALLOCATIONS TO EACH CLASS

Expense Allocations

The Trust shall allocate to each class of shares of a Fund any fees and expenses incurred by the Trust in connection with the distribution or servicing of such class of shares, including Rule 12b- 1 fees and administrative and shareholder service fees, if any, for such class.

Identifiable class expenses will be allocated to the applicable class of shares of a Fund and are limited to:

(a)  transfer agency fees attributable to the specific class of shares;

(b)  printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxies to current shareholders of the specific class;

(c)	Blue Sky registration fees incurred by a class of shares;

(d)	SEC registration fees incurred by a class of shares; and

(e)  any other incremental expenses subsequently identified that should be properly allocated to one class which shall be approved by the Trustees and is consistent with Rule 18f-3 and any SEC interpretations thereof.

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All other expenses, to the extent they are determined by the Trustees to have been incurred by or in respect of one or more but not all classes of a Fund or otherwise unequally as among such classes, shall be allocated as among such classes of a Fund in any manner, consistent with Rule 18f-3 that the Trustees may, in their discretion, consider fair and equitable.

Waivers and Reimbursements

Any service provider to a Fund may choose to waive or reimburse Rule 12b-1 fees or any other fees on a voluntary basis. Such waiver or reimbursement may be applicable to one or more Funds or classes and may be in different amounts for one or more Funds or classes thereof. In addition, the adviser to a Fund may choose to waive or reimburse Fund Expenses for one or more classes of a Fund in an amount greater than other classes of the same Fund, if the terms of such waiver or such reimbursement have been approved by a majority of the Trustees and a majority of the Independent Trustees.

Income, Gains, and Losses

Income and realized and unrealized capital gains and losses of a Fund will be allocated to each class of shares of such Fund on the basis of the net asset value of each such class in relation to the net asset value of the Fund, or by such other method as the Trustees may direct as permitted by Rule 18f-3.

CONVERSION AND EXCHANGE

Any class of shares may automatically convert into another class in accordance with the terms set forth in the Prospectus with respect to that class from time to time, subject to the terms and conditions of Rule 18f-3 that apply to such conversions.

Shares of each class generally will be permitted to be exchanged for shares of the same class in another Fund, subject to the terms and conditions of the Prospectus with respect to that class and to any sales agreements pursuant to which those shares are issued.

DIVIDENDS

Dividends and any other distributions paid by the Fund with respect to any classes of shares of a Fund, to the extent dividends are paid, will be allocated as among those classes on the basis of the net asset value of each such class in relation to the net asset value of such Fund.

VOTING RIGHTS

Each class will vote separately with respect to any Rule 12b-1 Plan related to that class or as to any matter the Trustees determine to affect the class in a manner different from other classes of shares of the same Fund and so to make separate voting appropriate, and will have such other voting rights as are set forth in the Declaration of Trust and By-laws of the Trust, as amended from time to time.

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Schedule A

(effective as of June 17, 2020)

to the

MML Series Investment Fund

Amended and Restated Rule 18f-3 Plan

Adopted June 17, 2020

Fund	Initial Class	Class I	Class II	Class III	Service Class	Service Class I
MML Managed Volatility Fund	✓				✓
MML Equity Index Fund		✓	✓	✓		✓
MML Small Cap Growth Equity Fund	✓				✓
MML Equity Income Fund	✓				✓
MML Income & Growth Fund	✓				✓
MML Growth & Income Fund	✓				✓
MML Blue Chip Growth Fund	✓				✓
MML Large Cap Growth Fund	✓				✓
MML Mid Cap Value Fund	✓				✓
MML Mid Cap Growth Fund	✓				✓
MML Small/Mid Cap Value Fund	✓				✓
MML Global Fund		✓	✓			✓
MML Foreign Fund	✓				✓
MML Conservative Allocation Fund	✓				✓
MML Balanced Allocation Fund	✓				✓
MML Moderate Allocation Fund	✓				✓
MML Growth Allocation Fund	✓				✓
MML Aggressive Allocation Fund	✓				✓
MML American Funds Growth Fund						✓
MML American Funds International Fund						✓
MML American Funds Core Allocation Fund						✓
MML Small Company Value Fund			✓			✓
MML Total Return Bond Fund			✓			✓
MML Fundamental Value Fund			✓			✓
MML Focused Equity Fund			✓			✓
MML Fundamental Equity Fund			✓			✓
MML International Equity Fund			✓			✓

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